As filed with the Securities and Exchange Commission on July 17, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	26-1394771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48443 Alpha Drive #190 Wixom, Michigan 48393 (Address of Principal Executive Offices, including Zip Code)
_______________________________________

Workhorse Group Inc. Amended and Restated 2023 Long-Term Incentive Plan
Workhorse Group Inc. Inducement Equity Award Plan
(Full title of the plan)
_______________________________________
Jody Davis
Chief Financial Officer
48443 Alpha Drive #190
Wixom, Michigan 48393
(Name and address of agent for service)

(888) 646-5205
(Telephone number, including area code, of agent for service)
_______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed by Workhorse Group Inc. (the “Company” or “Registrant”) for the purpose of registering (i) an aggregate of 1,214,340 additional shares of common stock, par value $0.001 per share (“Common Stock”) reserved for issuance under the Registrant’s Amended and Restated 2023 Long-Term Equity Incentive Plan (the “Incentive Plan”), consisting of (A) 125,000 shares reserved for issuance under the Incentive Plan, which were approved by stockholders at the Company’s 2025 Annual Meeting of Stockholders and (B) 1,089,340 shares reserved for issuance under the Incentive Plan, which were approved by stockholders at the Company’s 2026 Annual Meeting of Stockholders; and (ii) 325,000 shares reserved for issuance under the Company’s Inducement Equity Award Plan (the “Inducement Plan”) for new hire awards to certain individuals who satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4) and the related guidance thereunder. The Board of Directors of the Company approved the Inducement Plan on July 10, 2026.

PART I

The documents containing the information specified in Part I of Form S-8 are not required to be filed, and are not being filed, with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and will be delivered to participants in the Incentive Plan and the Inducement Plan in accordance with such rule. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of documents by reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 31, 2026, as amended by the Registrant’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the Commission on April 29, 2026 (the “Annual Report”) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)The description of the Common Stock, included as Exhibit 4.2 to the Annual Report referred to in (a) above, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless expressly stated otherwise therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Nevada Revised Statute (the “NRS”) a corporation:

●	shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him or her, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding; and

●	may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was a director or officer against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, unless:

o	the director’s or officer’s act or failure to act constitutes a breach of his or her fiduciary duties as a director or officer and his or her breach of those duties involves intentional misconduct, fraud or a knowing violation of law; or

o	the director or officer did not act in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, regarding any criminal action or proceeding, had reasonable cause to believe the conduct was unlawful.

Further, the NRS allows for discretionary indemnification of directors and officers upon a determination that the indemnification of such director or officer is proper under the circumstances, with such determination made by:

●	The stockholders;

●	The board of directors, by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or

●	Independent legal counsel, in a written opinion, if: (a) a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or (b) a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

The NRS asserts that discretionary indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses.

The Registrant’s Third Amended and Restated Bylaws include an indemnification provision under which the Registrant indemnifies directors and officers against expenses, including attorney’s fees, in each case to the fullest extent permissible under the NRS, provide for advancement of expenses and empower the Registrant to purchase and maintain indemnification insurance.

The Registrant maintains an insurance policy which indemnifies its officers and directors against certain liabilities. In addition, the Registrant has entered into indemnification agreements with certain of its directors pursuant to which the Registrant promises to indemnify the signatories as permitted by the laws of the State of Nevada and advance all expenses in connection with a proceeding (or for a witness).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Number	Index to Exhibits

4.1
Workhorse Group Inc. Amended and Restated 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed with the Commission on June 30, 2026)

4.2*	Workhorse Group Inc. Inducement Equity Award Plan
5.1*	Opinion of Foley & Lardner LLP
23.1*	Consent of Carr, Riggs & Ingram, L.L.C., Independent Registered Public Accounting Firm
23.2*	Consent of CBIZ CPAs P.C., Independent Registered Public Accounting Firm
23.3*	Consent of Foley & Lardner, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table
*Filed herewith.

Item 9. Undertakings.

1.The undersigned Registrant hereby undertakes:

(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on this 17th day of July, 2026.

WORKHORSE GROUP INC.

By:	/s/ Jody Davis
Jody Davis
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Workhorse Group Inc., a Nevada corporation, do hereby constitute and appoint Scott Griffith and Jody Davis, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 17, 2026.

Signature	Title

/s/ Scott Griffith	Chief Executive Officer (Principal Executive Officer) and Director
Scott Griffith

/s/ Jody Davis	Chief Financial Officer (Principal Financial Officer)
Jody Davis

/s/ Lindsay A. Barnes	Chief Accounting Officer (Principal Accounting Officer)
Lindsay A. Barnes

/s/ Raymond Chess	Director
Raymond Chess

/s/ Alan Henricks	Director
Alan Henricks

/s/ Pamela Mader	Director
Pamela Mader

/s/ Matthew O’Leary	Director
Matthew O’Leary

/s/ Paul Savoie	Director
Paul Savoie

/s/ Desi Ujkashevic	Director
Desi Ujkashevic